As filed with the Securities and Exchange Commission on May 29, 2015

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

Under

The Securities Act of 1933

SUBURBAN PROPANE PARTNERS, L.P.

(Exact name of registrant as specified in its charter)

Delaware	22-3410353
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

240 Route 10 West

Whippany, NJ 07981-0206

(Address, including zip Code, of Principal Executive Offices)

Suburban Propane Partners, L.P. 2009 Restricted Unit Plan

(Full title of the plan)

Paul Abel, Esq.

Senior Vice President, General Counsel & Secretary

Suburban Propane Partners, L.P.

240 Route 10 West

Whippany, NJ 07981-0206

(973) 887-5300

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

Charles E. Dropkin, Esq.

Proskauer Rose LLP

Eleven Times Square

New York, NY 10036

Tel: (212) 969-3000

Fax: (212) 969-2900

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large Accelerated Filer	☒	Accelerated Filer	☐

Non-Accelerated Filer	☐ (Do not check if a smaller reporting company)	Smaller Reporting Company	☐

CALCULATION OF REGISTRATION FEE

Title Of Securities To Be Registered	Amount To Be Registered(1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price(2)	Amount Of Registration Fee
Common Units	1,200,000(3)	$43.45	$52,140,000	$6,058.67

(1)	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement on Form S-8 shall also cover any additional common units (the “Common Units”) of Suburban Propane Partners, L.P. (the “Registrant”) as may be offered or issued under the Suburban Propane Partners, L.P. 2009 Restricted Unit Plan, as amended from time to time (the “Plan”), to prevent dilution resulting from unit splits, dividends or similar transactions which results in an increase in the number of outstanding Common Units issuable pursuant to awards granted under the Plan. In addition, pursuant to Rule 416(c) under the Securities Act, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the Plan.
(2)	Estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(c) and (h) under the Securities Act on the basis of the average of the high and low selling prices per Common Unit as reported on the New York Stock Exchange on May 22, 2015.
(3)	Represents an additional number of Common Units available for issuance under the Plan. Common Units available for issuance under the Plan were previously registered on a registration statement on Form S-8 filed with the Securities and Exchange Commission (the “Commission”) on July 24, 2009 (File No. 333-160768).

EXPLANATORY NOTE

Pursuant to General Instruction E of Form S-8, the Registrant is filing this Registration Statement on Form S-8 with the Commission for the purpose of registering an additional 1,200,000 Common Units of the Registrant reserved for issuance under the Plan. The increase in the number of Common Units authorized for issuance under the Plan was approved by the Registrant’s unitholders at the Registrant’s tri-annual meeting held on May 13, 2015. These additional Common Units are additional securities of the same class as other securities for which an original registration statement (File No. 333-160768) on Form S-8 was filed with the Commission on July 24, 2009, the contents of which are incorporated herein by reference except to the extent supplemented, amended or superseded by the information contained herein.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8.	Exhibits

The following exhibits are filed as part of this Registration Statement:

Exhibit Number	Exhibit Document

4.1	Third Amended and Restated Agreement of Limited Partnership of the Registrant dated as of October 19, 2006 (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed October 19, 2006), as further amended as of July 31, 2007 (such amendment incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed August 2, 2007).

4.2	Description of Common Units of the Registrant (incorporated by reference to Exhibit 4.1 to the Registrant’s Current Report on Form 8-K filed October 19, 2006).

5.1	Opinion of Proskauer Rose LLP.

23.1	Consent of PricewaterhouseCoopers LLP.

23.2	Consent of Proskauer Rose LLP (included in Exhibit 5.1).

24.1	Power of Attorney (included on the signature page of this Form S-8).

99.1	Suburban Propane Partners, L.P. 2009 Restricted Unit Plan, as amended and effective May 13, 2015 (incorporated by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K filed May 14, 2015).

Item 9.	Undertakings

(a)	The undersigned Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)	to include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii)	to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement; and

(iii)	to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)	The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Whippany, State of New Jersey, on this 29th day of May, 2015.

SUBURBAN PROPANE PARTNERS, L.P.

By:	/s/ Michael A. Stivala
Michael A. Stivala
President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby severally constitutes and appoints Paul Abel and Michael Stivala, and each of them individually, such person’s true and lawful attorneys-in fact and agents, with full power of substitution and resubstitution, for and in such person’s name, place and stead, in the capacities indicated below, to sign this Registration Statement on Form S-8 of Suburban Propane Partners, L.P. and any and all amendments (including post-effective amendments) thereto, and to file or cause to be filed the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as such person might, or could, do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, and each of them, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof. This Power of Attorney may be executed in counterparts.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signatures		Title	Date

By:	/s/ Michael A. Stivala Michael A. Stivala	President, Chief Executive Officer and Supervisor	May 29, 2015

By:	/s/ Harold R. Logan, Jr. Harold R. Logan, Jr.	Chairman and Supervisor	May 29, 2015

By:	John Hoyt Stookey	Supervisor

By:	/s/ John D. Collins John D. Collins	Supervisor	May 29, 2015

By:	/s/ Jane Swift Jane Swift	Supervisor	May 29, 2015

By:	/s/ Lawrence C. Caldwell Lawrence C. Caldwell	Supervisor	May 29, 2015

By:	/s/ Matthew J. Chanin Matthew J. Chanin	Supervisor	May 29, 2015

By:	/s/ Michael A. Kuglin Michael A. Kuglin	Chief Financial Officer & Chief Accounting Officer	May 29, 2015

By:	/s/ Daniel S. Bloomstein Daniel S. Bloomstein	Controller	May 29, 2015

INDEX TO EXHIBITS

Exhibit Number	Exhibit Document

4.1	Third Amended and Restated Agreement of Limited Partnership of the Registrant dated as of October 19, 2006 (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed October 19, 2006), as further amended as of July 31, 2007 (such amendment incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed August 2, 2007).

4.2	Description of Common Units of the Registrant (incorporated by reference to Exhibit 4.1 to the Registrant’s Current Report on Form 8-K filed October 19, 2006).

5.1	Opinion of Proskauer Rose LLP.

23.1	Consent of PricewaterhouseCoopers LLP.

23.2	Consent of Proskauer Rose LLP (included in Exhibit 5.1).

24.1	Power of Attorney (included on the signature page of this Form S-8).

99.1	Suburban Propane Partners, L.P. 2009 Restricted Unit Plan, as amended and effective May 13, 2015 (incorporated by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K filed May 14, 2015).